UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 17, 2014

THAT MARKETING SOLUTION, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-184795 (Commission File Number)	99-0379615 (IRS Employer Identification No.)

4535 S. 2300E, Suite B, Salt Lake City, UT 84117

(Address of principal executive offices) (Zip Code)

(866) 731-8882

Registrant's telephone number, including area code

VISTA HOLDING GROUP, CORP.

Former name, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 28, 2014, the Board of Directors and majority of That Marketing Solution, Inc.’s (the “Company”) stockholders approved an amendment and restatement of the Company’s Articles of Incorporation to:

(i) Change the name of the Company from Vista Holding Group, Corp. to That Marketing Solution, Inc. (the “Name Change”).

(ii) Increase the number of shares of capital stock that the Company is authorized to issue to five hundred and fifty million shares (550,000,000), to be further divided into two classes as follows: five hundred million (500,000,000) shares of common stock, $0.001 par value per share, and fifty million (50,000,000) shares of preferred stock, $0.001 par value per share (the “Increase”); and

(iii) Effect a 20 for 1 forward stock split of the Company’s outstanding common stock (the “Forward Split”).

The Company filed a Certificate of Amendment and Restatement of its Articles of Incorporation with the Nevada Secretary of State on September 11, 2014 in order to effectuate the Name Change, Increase and the Forward Split.

The Forward Split became effective on the OTCBB on September 17, 2014, having been approved by the Financial Industry Regulatory Authority, Inc. (“FINRA”) on September 16, 2014. As a result of the Forward Split, each share of common stock issued and outstanding prior to the Forward Split has been converted into twenty (20) shares of common stock, with all fractional shares rounded up to the nearest whole number thereof and all options, warrants, and any other similar instruments convertible into, or exchangeable or exercisable for, shares of common stock have been adjusted accordingly.

Beginning with the opening of the OTCBB on September 17, 2014, the Company’s common stock will commence quoting on the OTCBB on a post forward stock split basis. Also on September 17, 2014, to indicate the forward stock split, FINRA will append a “D” to the Company’s trading symbol and for a period of 20 business days, the Company’s common stock will be reported under the symbol “VSHGD.” The par value and other terms of Company’s common stock were not affected by the Forward Split or the Increase. After the 20 business days, the Company’s trading symbol will be changed to “TSTS.”

This Item, including the description herein of the Certificate of Amendment to Articles of Incorporation, are qualified in their entirety by reference to the Certificate of Amendment to Articles of Incorporation, a copy of which are hereby included as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The information in the Exhibit Index hereto is hereby incorporated herein by reference.

Exhibit No.	Description
3.1	Certificate of Amendment and Restatement of Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

That Marketing Solution, Inc.

Date: September 17, 2014	By:	/s/ Darren Lopez
Darren Lopez President